Sub-Item 77K

Cornerstone Strategic Value Fund, Inc.


The Proxy Statement on Submission Type 497 for Cornerstone
Strategic Value Fund, Inc. (accession number 0000909012-02-000725), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on September 25, 2002.